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                                                                EXHIBIT 10.38

FORM OF INDEMNIFICATION LETTER BETWEEN COMPLETEL EUROPE N.V. AND THE EMPLOYEES IDENTIFIED IN SCHEDULE A HERETO

NB: To be addressed to each of the Employees with Loans to Purchase CompleTel Europe N.V. stock in the IPO]


Re:      Employee Loan

Dear ___________:

Reference is made to the Loan Agreement entered into effective as of the _____ day of March, 2000, (the "N.V. Loan Agreement") under which CompleTel Europe N.V. ("Europe N.V.") agreed to lend you (the "N.V. Loan") the amount necessary to pay the interest on the loan being made to you contemporaneously from Paribas (the "Paribas Loan") to purchase common shares of Europe N.V. in its IPO. The purpose of this letter is to set forth the understanding among you and Europe N.V. concerning the repayment of principal and interest on the N.V. Loan and on the Paribas Loan.

If the Paribas Loan becomes due and payable and the market value (as of the due date) of your Europe N.V. shares that were purchased with the Paribas Loan and pledged to Paribas is less than the aggregate outstanding principal and interest on the Paribas Loan and on the N.V. Loan (such insufficiency is referred to as the "Shortfall"), Europe N.V. agrees to pay Paribas the amount of the Shortfall together with interest thereon, provided that you give Europe N.V. prompt notice of the occurrence of any Shortfall. In addition, in the event that the Paribas loan becomes due and payable by reason of your failing to comply with requirements the set forth in Article 12, paragraph 2, subparagraphs 1 and 2 (i.e. undertaking (i) to pay down the loan from the proceeds of the sale of any and all CompleTel shares (other than those shares pledged under the Paribas loan) and (ii) 80% margin requirements), Europe N.V. agrees to take all steps necessary to cure any such default in such undertakings for and on your behalf, provided that you give Europe N.V. prompt notice of the occurrence of any such default.

Europe N.V. agrees to reimburse you for any and all taxes incurred by you as a result of Europe N.V. making payments of principal and interest on the Paribas Loan and as a result of Europe N.V. forgiving any principal and accrued interest on the N.V. Loan. It is the intention of Europe N.V. that you shall be fully held harmless from any additional taxes of any kind associated with such loan forgiveness and from any payment on the Paribas Loan.

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Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the N.V. Loan Agreement.

If you have any questions, please let me know. We appreciate all of your hard work on behalf of the CompleTel Group.

Very truly yours,

CompleTel Europe N.V.




By: ___________________
By: William H. Pearson
       President and CEO





Acknowledged and agreed:




-----------------------------
Date: _______________________




                                                  SCHEDULE A
AGREEMNTS ENTERED INTO UNDER THE FORM INDEMNIFICATION LETTER


------------------------------------- -----------------------------------
NAME OF EMPLOYEE                      AMOUNT OF PARIBAS LOAN
------------------------------------- -----------------------------------
Martin Rushe                          (euro) 309,000
------------------------------------- -----------------------------------
Jerome de Vitry                       (euro) 567,000
------------------------------------- -----------------------------------
Hansjoerg Rieder                      (euro) 567,000
------------------------------------- -----------------------------------